Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 20, 2026, with respect to the consolidated financial statements of Citigroup Inc. and subsidiaries and the effectiveness of internal control over financial reporting incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement on Form S-3 of Citigroup Inc. and Citigroup Global Markets Holdings Inc.

/s/ KPMG LLP

New York, New York

February 25, 2026